UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 13, 2006

                             TRIARC COMPANIES, INC.
               --------------------------------------------------
              (Exact name of registrant as specified in its charter)


    DELAWARE                    1-2207                      38-0471180
    -----------------           --------------              --------------
    (State or Other             (Commission                 (I.R.S. Employer
    Jurisdiction of             File Number)                Identification No.)
    Incorporation)

    280 Park Avenue
    New York, NY                                            10017
    ---------------------------------------------------------------------------
    (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code:   (212) 451-3000

                                       N/A
    ---------------------------------------------------------------------------
    (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.          Entry into a Material Definitive Agreement.

          On April 13, 2006, Arby's Restaurant Group, Inc. ("ARG"), a subsidiary of Triarc Companies, Inc. (the "Company"), entered into an employment agreement with Roland C. Smith (the "Agreement") pursuant to which Mr. Smith will serve as President and Chief Executive Officer of ARG, effective April 17, 2006 (the "Effective Date"). Mr. Smith replaces Douglas N. Benham who will remain as a consultant to ARG through July 14, 2006. A copy of a press release issued by the Company announcing the appointment of Mr. Smith is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

          The Agreement provides for a three year term, unless otherwise terminated as provided therein, with annual one year extensions if Mr. Smith gives ARG written notice not later than one year preceding the then current expiration date that he wishes to extend the term and ARG, within 35 days following such notification deadline, delivers to Mr. Smith a notice of acceptance of such extension. Pursuant to the Agreement, Mr. Smith's annual base salary is $1.0 million. In addition, Mr. Smith is eligible to receive bonuses each year, with a target annual bonus percentage of 100% of his annual base salary, based on the achievement by ARG of certain performance objectives, which in the case of 2006, are to be agreed upon within 60 days of the Effective Date. Additionally, Mr. Smith was awarded options to acquire 220,000 shares of the Company's Class B Common Stock, Series 1, at an exercise price of $16.92 per share (the closing price of the Company's Class B Common Stock, Series 1, on April 13, 2006), which options vest over a three year period from the date of commencement of employment. Subject to the approval of the Performance
Compensation Subcommittee of the Company's Board of Directors, Mr. Smith will also receive a grant of 100,000 restricted shares of Class B Common Stock, Series 1. 50% of the restricted shares will have performance vesting targets and 50% will have time vesting targets. The specific targets are to be agreed upon within 90 days of the Effective Date; provided that if no agreement is reached within that time frame, in lieu of restricted shares, options having a Black-Scholes value equal to the market price of such number of restricted shares on April 17, 2006 will be granted to Mr. Smith. ARG will be responsible for certain costs relating to Mr. Smith's relocation from California to the Atlanta, GA metropolitan area.

          In the event Mr. Smith's employment is terminated by the Company without "cause" (as defined in the Agreement) or by Mr. Smith for certain specified reasons (including the occurrence of a "Special Termination Event," as defined below) the agreement provides that Mr. Smith will be entitled to receive, among other things, (i) an amount equal to 1.5 times Mr. Smith's then current base salary, payable in a lump sum within 30 days of the date of termination, provided that if it is required in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations or guidance thereunder, such amount will be paid in full on the six-month anniversary of the date of termination and (ii) a pro-rata bonus for the year of termination, based on Mr. Smith's target annual bonus, payable at such time as the bonus would otherwise have been payable to Mr. Smith had he remained employed, provided that if required to comply with Section 409A of the Code, such amount will be paid on the six-month anniversary of the termination of his employment. The Agreement also provides that in the event that Mr.
Smith's employment is terminated without "cause" by ARG or by Mr. Smith for certain specified reasons (including the occurrence of a Special Termination Event) (i) all non-vested stock options granted to Mr. Smith by the Company that would have vested had he remained employed through the later of the third anniversary of the Agreement and two years will vest immediately and will remain exercisable until the earlier of one year following termination or the award's stated expiration date and (ii) Mr. Smith will automatically vest in 50% of the outstanding unvested shares of restricted stock granted to him by the Company. A "Special Termination Event" shall occur if within the 30-day period commencing 270 days following a "Change of Control" (as defined in the Agreement), Mr. Smith delivers notice to ARG of his intention to terminate his employment, which termination must be effective within the time period specified in the Agreement.

          If it is determined (as provided in the Agreement) that any payment by ARG to Mr. Smith or for his benefit in connection with a Special Termination Event from and after a Change of Control, would be subject to the excise tax imposed by Section 4999 of the Code or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax, then ARG will indemnify Mr. Smith so that after payment of such taxes, interest and penalties, Mr. Smith will be in the same after-tax position as if no excise tax had been imposed.

          Pursuant to an agreement with Mr. Benham dated April 14, 2006, his departure from ARG will be effective as of July 14, 2006 and will be deemed a termination without "cause" under his existing employment agreement. He will continue to receive his salary and benefits during the three-month consulting period.

          The foregoing description of the Agreement and the agreement with Mr. Benham do not purport to be complete and are qualified in their entirety by reference to the Agreement and to the agreement with Mr. Benham, copies of which have been filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01.          Financial Statements and Exhibits

(d)                 Exhibits

 10.1 Employment Agreement dated April 13, 2006 between Arby's Restaurant Group, Inc. and Roland C. Smith.

 10.2 Letter Agreement dated April 14, 2006 between Arby's Restaurant Group, Inc. and Douglas N. Benham.

 99.1 Press release of Triarc Companies, Inc. dated April 17, 2006.


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                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TRIARC COMPANIES, INC.


                                       By: /s/STUART I. ROSEN
                                       -------------------------------------
                                       Stuart I. Rosen
                                       Senior Vice President and
                                       Associate General Counsel

Dated: April 17, 2006




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                                  EXHIBIT INDEX

Exhibit                      Description
-------                      -----------

10.1 Employment Agreement dated April 13, 2006 between Arby's Restaurant Group, Inc. and Roland C. Smith.

10.2 Letter Agreement dated April 14, 2006 between Arby's Restaurant Group, Inc. and Douglas N. Benham.

99.1 Press release of Triarc Companies, Inc. dated April 17, 2006.